Exhibit 10.1
FIRST AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT
BY AND BETWEEN
NUVEEN CHURCHILL ADVISORS LLC
AND
CHURCHILL ASSET MANAGEMENT LLC
THIS INVESTMENT SUB-ADVISORY AGREEMENT made this 11th day of December, 2020, by and between NUVEEN CHURCHILL ADVISORS LLC, a Delaware limited liability company (the “Adviser”), and CHURCHILL ASSET MANAGEMENT LLC, a Delaware limited liability company (the “Sub-Adviser”).
WHEREAS, the Adviser and the Sub-Adviser are investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and
WHEREAS, the Adviser has been retained to act as the investment adviser to Nuveen Churchill Direct Lending Corp. (f/k/a/ Nuveen Churchill BDC, Inc.), a Maryland corporation (the “Company”), a closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an Investment Advisory Agreement, dated December 31, 2019 (the “Advisory Agreement”); and
WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the Company’s board of directors (the “Board”), to delegate certain of its duties thereunder to other investment advisers, subject to the requirements of the 1940 Act; and
WHEREAS, the Adviser and the Sub-Adviser are parties to the investment sub-advisory agreement, dated December 31, 2019, by and between the Adviser and the Sub-Adviser (the “Prior Agreement”); and
WHEREAS, the Adviser and the Sub-Adviser desire to amend and restate the Prior Agreement in order to change the allocation of compensation between the Adviser and Sub-Adviser under Section 3(a) thereof; and
WHEREAS, the Board has approved this amended and restated investment sub-advisory agreement (this “Agreement”) in accordance with the requirements of the 1940 Act.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.    Duties of the Sub-Adviser.
(a)     Retention of Sub-Adviser. The Adviser hereby engages the Sub-Adviser to manage the investment and reinvestment of the assets of the Company, subject to the terms set forth herein and subject to the supervision of the Adviser and the Board.

(b)     Responsibilities of Sub-Adviser. Subject always to the supervision of the Adviser and the Company’s Board, the Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the Company, all on behalf of the Adviser.
(c)     Acceptance of Engagement. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (i) the Company’s investment objectives, policies and restrictions set forth in the Company’s Form 10 or any future registration statement or prospectus; (ii) such policies, directives, regulatory restrictions and compliance policies as the Adviser may from time to time establish or issue and communicate to the Sub-Adviser in writing; and (iii) applicable law and related regulations.
(d)    Independent Contractor Status. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser or the Company in any way or otherwise be deemed an agent of the Adviser or the Company.
(e)     Brokerage Commissions. The Sub-Adviser will not typically use a broker or dealer, but if a broker or dealer is used, the Sub-Adviser will place orders with any broker or dealer in connection with making investments for the Company, on the Adviser’s behalf hereunder. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Sub-Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Company and other clients of the Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Company and its other clients and that the total commissions paid by the Company will be reasonable in relation to the benefits to the Company over the long term, subject to review by the Board from time to time with respect to the extent and continuation of such practice to determine whether the Company benefits, directly or indirectly, from such practice.
(f)     Voting of Proxies. The Adviser hereby delegates to the Sub-Adviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other assets of the Company (the “Sub-Adviser Assets”) and authorizes the Sub-Adviser to delegate further such discretionary authority to a designee identified in a notice given to the Company and the Adviser. The Sub-Adviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities and other investments in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Company or take any action with respect thereto. Such authorization shall include the ability to exercise authority with regard to corporate actions affecting investments in the Sub-Adviser Assets.
The Sub-Adviser has established a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Sub-Adviser will provide the Adviser, or its designee, a copy of such procedure and establish a process for the timely distribution of the Sub-Adviser’s voting record with respect to the Company’s securities and other information necessary for the Company to complete information required by U.S. Securities and Exchange Commission (“SEC”) filings under the 1940 Act, the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended, respectively.
(g)     Power and Authority. To facilitate the Sub-Adviser’s performance of its responsibilities, but subject to the restrictions contained herein, the Adviser, on behalf of the Company, hereby delegates to the Sub-Adviser, and the Sub-Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments, the placing of orders for other purchase or sale transactions on behalf of the Company and the transfer of cash and other assets to facilitate the arrangement of the Company’s investments. If the Sub-Adviser deems it necessary or advisable to make, through a special purpose vehicle, any investment it is permitted hereunder to make on behalf of the Company, then the Sub-Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle and to make such investment through such special purpose vehicle. The Adviser, on behalf of the Company, but subject to the restrictions contained herein, also grants to the Sub-Adviser the power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Adviser reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement or otherwise not in conflict with the Charter and Bylaws of the Company. Any such actions taken by the Sub-Adviser on behalf of the Company shall be in the name of the Company.
2.    Expenses.
During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Sub-Adviser, at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement; provided however, that the Sub-Adviser may not sub-contract or assign its duties under this Agreement to third-parties. In addition, the Company or the Adviser, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser in connection with services provided by the Sub-Adviser outside of the scope of this Agreement, specifically at the request of and on behalf of the Company or the Adviser.  In such instances, the Sub-Adviser shall keep and supply to the Company and/or the Adviser, as applicable, reasonable records of all such expenses. For the avoidance of doubt, unless the Sub-Adviser elects to bear or waive any of the following costs (in its sole and absolute discretion), the Company shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to:
(i)    the organization of the Company;
(ii)    calculating net asset value (including the cost and expenses of any independent valuation firm);
(iii)    expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, the Sub-Adviser, or members of their investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights;
(iv)    fees and expenses incurred by the Adviser, the Sub-Adviser, the Administrator (as defined herein) or an affiliate thereof, payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis;
(v)    any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees);
(vi)    offerings, sales, and repurchases of the Company’s common stock and other securities;
(vii)    fees and expenses payable under any dealer manager and placement agent agreements, if any;
(viii)    investment advisory fees payable under Section 6 of the Advisory Agreement;
(ix)    administration fees and expenses, if any, payable under the Administration Agreement, by and between the Company and Nuveen Churchill Administration LLC (the “Administrator”), dated December 31, 2019 (the “Administration Agreement”), (including payments under the Administration Agreement between us and the Administrator, based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs);
(x)    costs incurred in connection with investor relations, board of directors relations, and with preparing for and effectuating a listing of the Company’s securities on any securities exchange;
(xii)    any applicable administrative agent fees or loan arranging fees incurred with respect to the Company’s portfolio investments by the Adviser, the Sub-Adviser, the Administrator or an affiliate thereof;
(xii)    any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(xiii)    transfer agent, dividend agent and custodial fees and expenses;
(xiv)    federal and state registration fees;
(xv)    all costs of registration and listing the Company’s securities on any securities exchange;
(xvi)    federal, state and local taxes;

(xvii)    fees and expenses of the members of the Company’s Board of Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, the Sub-Adviser or of the Company (each, a “Non-Interested Director”), including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Non-Interested Directors;
(xviii)    costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Company and its activities;
(xix)    costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xx)    fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
(xxi)    direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;
(xxii)    proxy voting expenses;
(xxiii)    all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;
(xxiv)    costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;
(xxv).    the allocated costs incurred by the Adviser, the Sub-Adviser and/or the Administrator in providing managerial assistance to those portfolio companies that request it;
(xxvi)    allocable fees and expenses associated with marketing efforts on behalf of the Company;
(xxvii)    all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs;
(xxviii) fees, costs and expenses of winding up and liquidating the Company’s assets; and
(xxix) all other expenses incurred by the Company or the Sub-Adviser in connection with administering the Company’s business.

3.    Compensation.

(a)     For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, (i) 75% of the aggregate amount of the Management Fee and the Incentive Fee, as defined in the Advisory Agreement between the Adviser and the Company, as amended from time to time.

(b)     The Management Fee and the Incentive Fee will be payable quarterly in arrears and will commence with the initial drawdown from investors.
4.    Liability and Indemnification.
(a)     The duties of the Sub-Adviser shall be confined to those expressly set forth herein. The Sub-Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Sub-Adviser) shall not be liable for any action taken or omitted to be taken by the Sub-Adviser or such other person in connection with the performance of any of its duties or obligations hereunder, except to the extent resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. As used in this Section 7(a), the term “Sub-Adviser” shall include, without limitation, the Sub-Adviser’s affiliates and the Sub-Adviser’s and its affiliates’ respective partners, shareholders, directors, members, principals, officers, employees and other agents of the Sub-Adviser.
(b)     (i) Except as set forth in clause (ii), the Adviser shall indemnify the Sub-Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Sub-Adviser) (collectively, the “Indemnified Parties”), for any liability, losses, damages, costs and expenses, including reasonable attorneys’ fees and amounts reasonably paid in settlement (“Losses”), howsoever arising from, or in connection with, the Sub-Adviser’s performance of its obligations under this Agreement and (ii) the Adviser shall indemnify the Indemnified Parties for any Losses arising from, or in connection with, the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of the performance of its obligations under this Agreement or the Advisory Agreement; provided, however, that in the case of clauses (i) and (ii) the Sub-Adviser shall not be indemnified for any Losses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.
5.    Confidentiality
The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation.
6.    Responsibility of Dual Directors, Officers and/or Employees
If any person who is a director, officer, equityholder or employee of the Sub-Adviser or its affiliates is or becomes a director, officer, equityholder and/or employee of the Company and acts as such in any business of the Company, then such director, officer, equityholder and/or employee of the Sub-Adviser or its affiliates shall be deemed to be acting in such capacity solely for the Company, and not as a director, officer, equityholder or employee of the Sub-Adviser or its affiliates or under the control or direction of the Sub-Adviser or its affiliates, even if paid by the Sub-Adviser.
7.    Duration and Termination of Agreement.
(a)     This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) the Adviser, if the Board or a “majority of the outstanding voting securities” (as such term is defined in Section 2(a)(42) of the 1940 Act) of the Company determines that this Agreement should be terminated, or (ii) the Sub-Adviser. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Sub-Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Sub-Adviser shall be entitled to any amounts owed under Section 6 through the date of termination or expiration.
(b)     Unless earlier terminated pursuant to clause (a) above, this Agreement shall continue in effect for two years from December 31, 2019 and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Non-Interested Directors in accordance with the requirements of the 1940 Act.
(c)     This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
8.    Services Not Exclusive.
Nothing in this Agreement shall prevent the Sub-Adviser or any member, manager, officer, employee, agent or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its members, managers, officers, employees, agents or other affiliates from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting. For the avoidance of doubt, the Adviser and the Sub-Adviser (or either of their respective affiliates) may enter into one or more agreements pursuant to which the Sub-Adviser and/or its affiliates and their personnel may be restricted in their investment management activities. The Sub-Adviser or any member, manager, officer, employee, agent or other affiliate thereof may allocate their time between advising the Company and managing other investment activities and business activities in which they may be involved.

9.    Notices.
Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
10.    Amendments of this Agreement.
This Agreement may be amended by mutual consent of the parties, subject to the requirements of applicable law.
11.    Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.
12.     Miscellaneous.
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
13.     Counterparts.
This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NUVEEN CHURCHILL ADVISORS LLC

By:	/s/ John D. McCally

Name: John D. McCally
Title: Managing Director, Assistant Secretary

CHURCHILL ASSET MANAGEMENT LLC

By:	/s/ John D. McCally

Name: John D. McCally
Title: Assistant Secretary

[Signature Page to First Amended and Restated Investment Sub-Advisory Agreement]
45547509.2